Exhibit 99.1

Editorial Contact:	Investor Relations Contact:
Gwen Carlson	Bruce Thomas
Conexant Systems, Inc.	Conexant Systems, Inc.
(949) 483-7363	(949) 483-2698

THE NEW CONEXANT GROWS THIRD FISCAL QUARTER REVENUES
8 PERCENT SEQUENTIALLY AND SIGNIFICANTLY IMPROVES PROFITABILITY

Successful Spin-off of Mindspeed Technologies Completes Strategic Transformation

     NEWPORT BEACH, Calif., July 24, 2003 – Conexant Systems, Inc. (Nasdaq: CNXT), a worldwide leader in semiconductor system solutions for digital home information and entertainment networks, today announced revenues from continuing operations of $151.0 million for the third quarter of fiscal 2003, which ended June 27, 2003. Third fiscal quarter revenues increased 8 percent over second fiscal quarter revenues of $140.1 million and 14 percent over third fiscal quarter 2002 revenues of $132.0 million. Pro forma operating profitability of $3.2 million in the third fiscal quarter increased from $0.4 million in the second fiscal quarter of 2003. The pro forma operating loss in last year’s third fiscal quarter was $9.2 million. Financial results for continuing operations exclude the performance of Mindspeed Technologies, which was spun off to Conexant shareowners in a tax-free transaction on June 27, 2003.

     “The spin-off of Mindspeed Technologies at the end of June represented the final step in Conexant’s focused business creation strategy and resulted in the formation of the new Conexant, a company focused exclusively on providing semiconductor solutions for broadband digital information and entertainment networks in the home,” said Dwight W. Decker, Conexant chairman and chief executive officer. “The new Conexant is a profitable company, and one that is steadily growing its revenues and accelerating its earnings performance.

     “Third fiscal quarter revenues of $151.0 million grew 8 percent sequentially and 14 percent from last year’s third quarter, and our pro forma operating profitability grew to $3.2 million from less than half a million dollars in the previous quarter as we began to realize the benefits of leverage in our current operating model,” Decker continued. “Our revenue

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The New Conexant Grows Third Fiscal Quarter Revenues	2
8 Percent Sequentially and Significantly Improves Profitability

performance was driven by continued progress in our key growth initiatives, which include ADSL modem and satellite set-top box solutions. We delivered another quarter of record unit shipments of ADSL modem solutions, and satellite set-top box revenues grew 70 percent on a year-over-year basis. During the quarter, Sony became our largest customer as they incorporated our communications and media processing solutions in a range of products such as their PlayStation® 2 game console and their Vaio® family of personal computers.”

     Conexant’s pro forma results are a supplement to financial statements based on generally accepted accounting principles (GAAP). Conexant uses pro forma information to evaluate its operating performance and believes this presentation provides investors with additional insight into its underlying operating results. A full reconciliation between the pro forma and GAAP results from continuing operations is included in the accompanying financial data. Presented on a GAAP basis, and including the loss from discontinued operations, the net loss for the third quarter of fiscal 2003 was $49.1 million, compared to a net loss of $68.0 million in the second fiscal quarter. Excluding the loss from Mindspeed discontinued operations, the GAAP income from continuing operations for the third quarter of fiscal 2003 was $3.2 million, compared to a loss from continuing operations of $12.1 million in the second fiscal quarter.

     Gross margin for the third fiscal quarter was 43 percent. Third fiscal quarter pro forma operating expenses of $61.7 million were flat sequentially and down 8 percent from the same quarter last year. The company’s cash, cash equivalents and short-term investments totaled $165.0 million at the end of the quarter. Primary cash usage during the quarter included $100 million for the initial capitalization of Mindspeed Technologies, approximately $32 million to fund Mindspeed operating losses during the quarter, and $12 million to purchase debt with a face value of approximately $20 million.

Fourth Quarter Fiscal 2003 Outlook

     “We expect to continue our growth with fourth fiscal quarter revenues forecasted to be up 5 to 10 percent sequentially, and expect to deliver gross margins of 44 percent,” Decker said. “We expect to hold our operating expense run-rate flat in the fourth fiscal quarter, although an extra week in our accounting calendar this quarter will drive higher total operating expenses.

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The New Conexant Grows Third Fiscal Quarter Revenues	3
8 Percent Sequentially and Significantly Improves Profitability

     “Most importantly, and even with these temporarily higher operating costs, we expect to double our pro forma operating profit in the September quarter, further demonstrating the leverage in our business model and delivering on our accelerated earnings growth opportunity,” Decker concluded.

Note to Editors, Analysts and Investors

     The Conexant third fiscal quarter 2003 conference call will take place on on Thursday, July 24, 2003, at 2:00 p.m. PDT/5:00 p.m. EDT. To listen to the conference call via telephone, please call (800) 680-9685 (domestic) or 334-323-9854 (international); security code: Conexant. To listen via the Internet, please visit the investor relations section of Conexant’s Web site at www.conexant.com/ir. Playback of the conference call will begin at 5:00 p.m. PDT on Thursday, July 24, and end at 5:00 p.m. PDT on Monday, July 28. The replay will be available on Conexant’s Web site at www.conexant.com/ir or by calling (800) 858-5309 (domestic) or (334) 323-7226 (international); access code: 40313, pass code: 16809.

About Conexant

     Conexant’s innovative semiconductor system solutions are driving digital home information and entertainment networks worldwide. The company has leveraged its expertise and leadership position in modem technologies to enable more Internet connections than all of its competitors combined, and continues to develop leading integrated silicon solutions for cable, satellite, terrestrial data and digital video networks.

     Key products include digital subscriber line (DSL) and cable modem solutions, home network processors, broadcast video encoders and decoders, digital set-top box components and systems solutions, and dial-up modems. The company also offers a suite of wireless data and networking components solutions that includes HomePlug®, HomePNA™ and WLAN (802.11) components and reference designs.

     Conexant is a fabless semiconductor company and has approximately 1,500 employees. The company is headquartered in Newport Beach, Calif. To learn more, visit us at www.conexant.com.

Safe Harbor Statement

     This press release contains statements relating to future results of Conexant (including certain projections and business trends) that are “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from those projected as a result of certain risks and uncertainties. These risks and uncertainties include, but are not limited to: the cyclical nature of the semiconductor industry and the markets addressed by the company’s and its customers’ products; demand for and market acceptance of new and existing products; successful development of new products; the timing of new product introductions; the availability of manufacturing capacity; pricing pressures and other competitive factors; changes in product mix; product obsolescence; the ability to develop and implement new technologies and to obtain protection for the related intellectual property; the ability to attract and retain qualified personnel; and the uncertainties of litigation, as well as other risks and uncertainties, including those detailed from time to time in the company’s Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and the company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

Conexant is a trademark of Conexant Systems, Inc. Other brands and names contained in this release are the property of their respective owners.

CONEXANT SYSTEMS, INC.

Pro Forma Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Nine months ended
					June 30,
	June 30,	March 31,	Dec. 31,	June 30,
	2003	2003	2002	2002	2003	2002

Net revenues	$150,950	$140,123	$144,201	$131,999	$435,274	$388,664
Cost of goods sold	86,000	78,107	81,462	74,191	245,569	243,028

Gross margin	64,950	62,016	62,739	57,808	189,705	145,636
Operating expenses:
Research and development	38,804	38,810	39,769	41,528	117,383	115,504
Selling, general and administrative	22,915	22,850	22,434	25,440	68,199	74,403

Total operating expenses	61,719	61,660	62,203	66,968	185,582	189,907

Pro forma operating income (loss)	3,231	356	536	(9,160)	4,123	(44,271)
Other expense, net	(2,185)	(2,432)	(1,929)	(5,671)	(6,546)	(16,222)

Pro forma income (loss) before income taxes	1,046	(2,076)	(1,393)	(14,831)	(2,423)	(60,493)
Provision (benefit) for income taxes	488	381	316	(116)	1,185	(2,552)

Pro forma income (loss) from continuing operations	$558	$(2,457)	$(1,709)	$(14,715)	$(3,608)	$(57,941)

Pro forma income (loss) per share from continuing operations- basic	$—	$(0.01)	$(0.01)	$(0.06)	$(0.01)	$(0.23)

Pro forma income (loss) per share from continuing operations- diluted	$—	$(0.01)	$(0.01)	$(0.06)	$(0.01)	$(0.23)

Number of shares used in per share computation- basic	268,489	266,543	265,714	260,414	266,915	256,971

Number of shares used in per share computation- diluted	271,051	266,543	265,714	260,414	266,915	256,971

Continuing operations exclude the results of the company’s discontinued wireless communications business and Mexicali assembly and test operations which the company spun off in June 2002, and the discontinued Mindspeed Technologies internet infrastructure business which the company spun off in June 2003.

Pro forma operating income (loss), pro forma income (loss) from continuing operations, and pro forma income (loss) per share from continuing operations exclude the amortization of intangible assets, special charges, stock compensation and certain non-operating gains and losses. The company believes these measures of earnings provide a better understanding of its underlying operating results and the company uses these measures internally to evaluate its underlying operating performance. These measures of earnings are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from pro forma measures used by other companies.

A reconciliation of pro forma income (loss) from continuing operations presented above with the company’s income (loss) from continuing operations as determined under generally accepted accounting principles is presented in the following table.

CONEXANT SYSTEMS, INC.

Reconciliation of Pro Forma Income (Loss) From
Continuing Operations to Reported Results
(unaudited, in thousands, except per share amounts)

	Three months ended				Nine months ended
					June 30,
	June 30,	March 31,	Dec. 31,	June 30,
	2003	2003	2002	2002	2003	2002

Pro forma income (loss) from continuing operations	$558	$(2,457)	$(1,709)	$(14,715)	$(3,608)	$(57,941)
Amortization of intangible assets and special items:
Amortization of intangible assets	925	799	799	4,440	2,523	15,409
Special charges (a)	6,526	285	6,774	14,702	13,585	30,167
Stock compensation	45	858	813	(2,087)	1,716	(1,136)
Debt conversion costs	—	—	—	10,435	—	10,435
Gain on debt extinguishment	(7,376)	(34,645)	—	—	(42,021)	—
Equity in losses (earnings) of equity method investees	2,423	2,113	(1,303)	(113)	3,233	7,675
Unrealized losses (earnings) on note receivable from Skyworks	76	5,785	(4,029)	—	1,832	—
Gains on sales of certain investments and assets	(5,228)	—	—	—	(5,228)	(5,150)
Write-down of investments	—	34,402	—	—	34,402	1,749

Income (loss) from continuing operations	$3,167	$(12,054)	$(4,763)	$(42,092)	$(13,650)	$(117,090)

Income (loss) per share, basic and diluted:
Pro forma income (loss) from continuing operations	$—	$(0.01)	$(0.01)	$(0.06)	$(0.01)	$(0.23)
Amortization of intangible assets and special items	0.01	(0.04)	(0.01)	(0.10)	(0.04)	(0.23)

Income (loss) from continuing operations	$0.01	$(0.05)	$(0.02)	$(0.16)	$(0.05)	$(0.46)

(a)	Special charges consist of asset impairments, restructuring charges, gains and losses on the disposal of certain operating assets.

CONEXANT SYSTEMS, INC.
Consolidated Condensed Statements of Operations
(unaudited, in thousands, except per share amounts)

	Three months ended				Nine months ended
					June 30,
	June 30,	March 31,	Dec. 31,	June 30,
	2003	2003	2002	2002	2003	2002

Net revenues	$150,950	$140,123	$144,201	$131,999	$435,274	$388,664
Cost of goods sold	86,000	78,107	81,462	74,191	245,569	243,028

Gross margin	64,950	62,016	62,739	57,808	189,705	145,636
Operating expenses:
Research and development	38,849	38,741	40,237	40,557	117,827	115,348
Selling, general and administrative	22,915	23,777	22,779	24,324	69,471	73,423
Amortization of intangible assets	925	799	799	4,440	2,523	15,409
Special charges (b)	6,526	285	6,774	14,702	13,585	30,167

Total operating expenses	69,215	63,602	70,589	84,023	203,406	234,347

Operating loss	(4,265)	(1,586)	(7,850)	(26,215)	(13,701)	(88,711)
Debt conversion costs	—	—	—	(10,435)	—	(10,435)
Gain on extinguishment of debt	7,376	34,645	—	—	42,021	—
Other income (expense), net	544	(44,732)	3,403	(5,558)	(40,785)	(20,496)

Income (loss) before income taxes	3,655	(11,673)	(4,447)	(42,208)	(12,465)	(119,642)
Provision (benefit) for income taxes	488	381	316	(116)	1,185	(2,552)

Income (loss) from continuing operations	3,167	(12,054)	(4,763)	(42,092)	(13,650)	(117,090)
Discontinued operations, net of tax	(52,297)	(55,970)	(620,610)	(257,307)	(728,877)	(587,501)

Net loss	$(49,130)	$(68,024)	$(625,373)	$(299,399)	$(742,527)	$(704,591)

Loss per share, basic and diluted:
Continuing operations	$0.01	$(0.05)	$(0.02)	$(0.16)	$(0.05)	$(0.46)
Discontinued operations	(0.19)	(0.21)	(2.33)	(0.99)	(2.73)	(2.28)

Net loss	$(0.18)	$(0.26)	$(2.35)	$(1.15)	$(2.78)	$(2.74)

Number of shares used in per share computation-basic	268,489	266,543	265,714	260,414	266,915	256,971

Number of shares used in per share computation-diluted	271,051	266,543	265,714	260,414	266,915	256,971

(b)	Special charges consist of asset impairments, restructuring charges, and gains and losses on the disposal of certain operating assets.

CONEXANT SYSTEMS, INC.
Consolidated Condensed Balance Sheets
(unaudited, in thousands)

	June 30,	September 30,
	2003	2002

ASSETS
Current assets:
Cash, cash equivalents, short-term investments and other (c)	$164,978	$260,554
Receivables, net	87,300	60,984
Notes receivable from Skyworks	—	180,000
Inventories	55,688	52,488
Deferred income taxes	32,302	32,233
Other current assets	35,047	47,382
Current assets of discontinued operations	—	29,992

Total current assets	375,315	663,633
Property, plant and equipment, net	35,466	51,140
Goodwill	57,070	46,426
Intangible assets, net	14,012	14,244
Deferred income taxes	223,600	224,168
Mindspeed warrant	89,000	—
Other assets	118,816	155,179
Non-current assets of discontinued operations	—	756,245

Total assets	$913,279	$1,911,035

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$78,137	$82,653
Accrued compensation and benefits	31,309	24,145
Other current liabilities	49,582	50,209
Current liabilities of discontinued operations	—	65,422

Total current liabilities	159,028	222,429
Convertible subordinated notes	581,825	681,825
Other liabilities	54,092	57,588
Non-current liabilities of discontinued operations	—	1,366

Total liabilities	794,945	963,208

Shareholders’ equity	118,334	947,827

Total liabilities and shareholders’ equity	$913,279	$1,911,035

(c)	Cash, cash equivalents, short-term investments and other as of June 30, 2003 includes the $44.0 million fair value of the 15% convertible notes receivable from Skyworks, and $1.5 million in over-funded cash to Mindspeed which was returned to Conexant on July 7, 2003.

CONEXANT SYSTEMS, INC.
Selected Other Data
(unaudited, in thousands)

	Three months ended				Nine months ended
					June 30,
	June 30,	March 31,	Dec. 31,	June 30,
	2003	2003	2002	2002	2003	2002

Selected Data—From Continuing Operations (a):
Depreciation (b)	$3,648	$4,388	$5,540	$6,424	$13,576	$23,247
Capital expenditures	5,197	5,161	3,197	4,790	13,555	11,810
Revenues By Region:
Americas	$15,565	$15,796	$19,232	$24,507	$50,593	$63,474
Asia-Pacific	125,606	113,862	113,113	97,528	352,581	278,685
Europe, Middle East and Africa	9,779	10,465	11,856	9,964	32,100	46,505

	$150,950	$140,123	$144,201	$131,999	$435,274	$388,664

(a)	Continuing operations exclude the discontinued wireless communications business and Mexicali assembly and test operations which was spun off in June 2002 and the discontinued Mindspeed Technologies internet infrastructure business which was spun off in June 2003.

(b)	Does not include amortization of goodwill and intangible assets, as applicable.